EXHIBIT 99.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Greif, Inc. (the “Company”) on Form 10-Q for the quarterly period ended April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Gasser, the chief executive officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 10, 2003	/s/ Michael J. Gasser
Michael J. Gasser, Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Greif, Inc. and will be retained by Greif, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.